TARTER
                                    KRINSKY &
                                   DROGIN LLP
                                ATTORNEYS AT LAW

                              470 PARK AVENUE SOUTH
                               NEW YORK, NY 10016
                                    ________

                               TEL: (212) 481-8585
                               FAX: (212) 481-9062


                                December 31, 2003




GlobalNet Corporation
2204 Timberloch Place
Suite 140
The Woodlands, Texas 77380

         Re:      Form S-8 Registration Statement
                          Consulting Agreement with Ulisse Sensi
                          Consulting Agreement with Zahi Salah
                          Consulting Agreement with Shimon Ben Shimol

Ladies and Gentlemen:

     We have acted as counsel for GlobalNet Corporation, a Nevada corporation, (the "Corporation"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 300,000,000 shares of the Corporation's Common Stock, $0.005 par value ("Common Stock"), that may be issued pursuant to the agreements as set forth above (the "Agreements"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

     We have examined the Articles of Incorporation of the Corporation, as amended, the Bylaws of the Corporation, as amended, records of proceedings of the Board of Directors of the Corporation deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations, as we deemed necessary for purposes of expressing the opinion set forth herein.

     As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Corporation and certificates of public officials. We have made no independent investigation with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

     This opinion letter is provided to the Corporation and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

     We are admitted to practice law in the State of New York, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of New York and the General Corporation Law of the State of Nevada, Nevada Revised Statutes, Chapter 78, and applicable case law thereunder.

     Based on the foregoing, it is our opinion that the 300,000,000 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the Agreements, when issued in accordance with the terms and conditions of the Agreements, will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                             Sincerely,

                                             /s/ TARTER KRINSKY & DROGIN LLP
                                            Tarter Krinsky & Drogin LLP